Exhibit 4.3.3

Joinder Agreement to the Exchange and Registration Rights Agreement

Upon consummation of the Acquisition, the undersigned hereby agrees to be bound by all the obligations of a Guarantor under the terms of the Exchange and Registration Rights Agreement (the “Registration Rights Agreement”) dated December 21, 2005, among CCMG Acquisition Corporation, a Delaware corporation, and the Purchasers. Capitalized terms used, but not defined, in this Joinder Agreement to the Exchange and Registration Rights Agreement shall have the meanings assigned to them in the Registration Rights Agreement.

Dated: December 21, 2005

IN WITNESS WHEREOF, the undersigned has executed this agreements this 21st day of December, 2005.

BRAE HOLDING CORP.
HERTZ CLAIM MANAGEMENT CORPORATION
HCM MARKETING CORPORATION
HERTZ EQUIPMENT RENTAL CORPORATION
HERTZ LOCAL EDITION CORP.
HERTZ LOCAL EDITION TRANSPORTING, INC.
HERTZ GLOBAL SERVICES CORPORATION
HERTZ SYSTEM, INC.
HERTZ TECHNOLOGIES, INC.
HERTZ TRANSPORTING, INC.
SMARTZ VEHICLE RENTAL CORPORATION,
each as a Guarantor

By:	/s/ Robert H. Rillings
Name:	Robert H. Rillings
Title:	Treasurer

Signature Page to Joinder Agreement to Exchange and Registration Rights Agreement in respect of Senior Notes